       As filed with the Securities and Exchange Commission on November 7, 1997
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    TRACK 'N TRAIL
                (Exact name of registrant as specified in its charter)

              Delaware                               91-1778085
    -------------------------------         ------------------------------
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

         4961-A Windplay Drive
      El Dorado Hills, California                       95762
    -------------------------------         ------------------------------
         (Address of Principal                        (Zip Code)
           Executive Offices)

                        TRACK 'N TRAIL 1996 STOCK OPTION PLAN
                               (Full title of the plan)

                                                       COPY TO:
         DANIEL J. NAHMENS                    NATHANIEL M. CARTMELL III
           Track 'n Trail                   Pillsbury Madison & Sutro LLP
        4961-A Windplay Drive                      P.O. Box 7880
      El Dorado Hills, CA 95762              San Francisco, CA  94120-7880
           (916) 933-4525                          (415) 983-1000
    -------------------------------         ------------------------------
     (Name, address and telephone
      number, including area code,
        of agent for service)


                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
       Title of                     Amount     Proposed Maximum         Proposed           Amount of
    Securities To                   To Be       Offering Price     Maximum Aggregate     Registration
    Be Registered                 Registered     per Share(1)      Offering Price(1)         Fee
------------------------------------------------------------------------------------------------------
Common Stock,
  par value $0.01 per share       1,055,735        $4.03             $4,254,612.05       $1,289.28
------------------------------------------------------------------------------------------------------


(1) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to the 851,786 shares that are subject to outstanding options to purchase Common Stock under the 1996 Stock Option Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h). The weighted average exercise price of the 831,659 shares subject to outstanding options under the 1996 Stock Option Plan is $2.36. With respect to the 224,076 shares of Common Stock available for future grant under the 1997 Stock Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on November 4, 1997, which average was $10.22. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).
                                  -----------------


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.. PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) The Registrant's prospectus dated October 10, 1997 filed pursuant to Rule 424(b) under the Securities Act (in connection with Registrant's Registration Statement on Form S-1, File No. 333-23195).

         (2) The Registrant's Quarterly Report on Form 10-Q (File No. 0-22359) for the quarter ended September 27, 1997.

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed September 26, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant's Bylaws (Exhibit 3.2 to the Form S-1 Registration Statement) provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

         An Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters (as defined therein) of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

         The Registrant has entered into separate indemnification agreements (a form of which has been filed as Exhibit 10.9 to the Form S-1 Registration Statement) with its directors and certain of its officers that require the Registrant, among other things, to indemnify such individuals against certain liabilities that may arise by reason of their status or service as a director or officer, as the case may be, to the fullest extent not prohibited by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
-------
NUMBER                  EXHIBIT
------                  -------

 4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed August 26, 1997).

 5.1          Opinion regarding legality of securities to be offered.

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Deloitte & Touche LLP.

23.3          Consent of KPMG Peat Marwick LLP.

23.4          Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
              5.1).

24.1          Power of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the post-registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado Hills, State of California, on November 5 1997.

                                  TRACK 'N TRAIL


                                  By   /s/ DANIEL J. NAHMENS
                                     ------------------------------------------
                                               Daniel J. Nahmens
                                            Vice President-Finance

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Kilgore, Daniel J. Nahmens and Douglas Adel, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


          NAME                               TITLE                                    DATE
          ----                               -----                                    ----

  /s/ DAVID L. SUECHTING, JR.          Chairman of the Board (Principal        November 5, 1997
------------------------------
      David L. Suechting, Jr.          Executive Officer


  /s/ DANIEL J. NAHMENS                Vice-President-Finance and Chief        November 5, 1997
------------------------------
      Daniel J. Nahmens                Financial Officer and Treasurer
                                       (Principal Financial Officer and
                                       Accounting Officer)


  /s/ GREGORY M. KILGORE               Director                                November 5, 1997
------------------------------
      Gregory M. Kilgore


          NAME                               TITLE                                    DATE
          ----                               -----                                    ----

                                       Director                                November 5, 1997
------------------------------
      Helen C. Bulwik


  /s/ BARBARA J. SUECHTING             Director                                November 5, 1997
------------------------------
      Barbara J. Suechting


                                       Director                                November 5, 1997
------------------------------
      Steven D. Tough

                                  INDEX TO EXHIBITS


EXHIBIT
NUMBER                  EXHIBIT
------                  -------

 4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed August 26, 1997).

 5.1          Opinion regarding legality of securities to be offered.

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Deloitte & Touche LLP.

23.3          Consent of KPMG Peat Marwick LLP.

23.4          Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
              5.1).

24.1          Power of Attorney (see page 6).